UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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IVAX Diagnostics, Inc.
(Name of Registrant as Specified In Its Charter)

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IVAX Diagnostics, Inc.
2140 North Miami Avenue
Miami, Florida 33127

May 5, 2011

Re: IVAX Diagnostics, Inc.’s 2011 Annual Meeting of Stockholders

Dear Stockholder:

We have previously mailed to you proxy materials, including a Notice of Meeting, Proxy Statement and Proxy Card, for our Annual Meeting of Stockholders to be held on May 20, 2011. According to our latest records, we have not yet received your vote. The Annual Meeting is now only a short time away, and it is therefore important that you promptly sign and return your Proxy Card (or follow the telephone and Internet voting instructions on your Proxy Card) in order to make sure that your shares will be voted at the Annual Meeting in accordance with your desires.

We are writing to ask for your support by voting “FOR” all of the proposals set forth in the proxy materials that were previously sent to you for the Annual Meeting.

In particular, we want to highlight the following two proposals contained in the proxy materials which we believe to be vital to the short- and long-term success of our Company. Both of these proposals require the approval of holders of at least 66-2/3% of the issued and outstanding shares of our Common Stock (excluding any shares beneficially owned, directly or indirectly, by ERBA Diagnostics Mannheim GmbH, our majority stockholder). Your failure to vote will have the same effect as a vote cast “AGAINST” each of these proposals.

Proposal 1: Approval of the sale and issuance to ERBA of 20,000,000 shares of our Common Stock for an aggregate purchase price of $15,000,000 and warrants to purchase an additional 20,000,000 shares of our Common Stock. As described in further detail in the Proxy Statement and our other filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2010, a copy of which was included as part of our 2010 Annual Report which we sent to you together with the proxy materials for the Annual Meeting, our ability to continue as a going concern is dependent upon receiving additional funds. We believe that ERBA’s investment will provide adequate cash resources to fund our operations and liquidity needs for the reasonably foreseeable future. If we are unable to consummate the investment, then we will need to raise additional funds through the issuance of debt or equity securities or incurring indebtedness to address our liquidity needs, and we may not be able to raise any such additional funds on acceptable terms, or at all. In that case, we may not be able to develop new products, enhance our existing products, execute our business plan, take advantage of future opportunities or respond to competitive pressures or unanticipated customer requirements, and we may be required to curtail or reduce our operations. Accordingly, our Board of Directors has determined that the investment is in the best interests of us and our stockholders and has recommended that our stockholders vote their shares “FOR” the investment.

Proposal 3: Approval, solely for purposes of Section 203 of the Delaware General Corporation Law, of certain future transactions between us and ERBA and its affiliates and associates. Under Section 203 of the Delaware General Corporation Law, we are currently prohibited from engaging in certain transactions with ERBA or its affiliates or associates without first obtaining the approval of holders of at least 66-2/3% of the issued and outstanding shares of our Common Stock (excluding any shares beneficially owned, directly or indirectly, by ERBA). In addition to the investment described above, we believe that ERBA may in the future be a potential source of financing transactions and other strategic opportunities for us. Therefore, the limitation imposed by Section 203 of the Delaware General Corporation Law on our ability to engage in transactions with ERBA or its affiliates or associates, including, without limitation, transactions designed to provide us with financing which may be necessary from time to time in the future, could have a significant negative impact on our Company. In order to provide us with the maximum flexibility in pursuing financing transactions and other strategic opportunities, our Board of Directors believes that it is in the best interests of us and our stockholders to obtain stockholder approval, solely for purposes of Section 203 of the Delaware General Corporation Law, of financing transactions and other strategic opportunities which we may from time to time pursue in the future with ERBA and its affiliates and associates. Accordingly, our Board of Directors has recommended that our stockholders vote their shares “FOR” this proposal. We note that, notwithstanding stockholder approval of this proposal, any transaction or opportunity which we may explore in the future with ERBA or its affiliates or associates that requires stockholder approval under any other law, rule or regulation would continue to be subject to stockholder approval.

Support of Other Proposals. In addition to the proposals described above, we also request that you vote your shares in accordance with the recommendation of our Board of Directors “FOR” the amendment to our Amended and Restated Certificate of Incorporation increasing the number of authorized shares of our Common Stock from 50,000,000 shares to 100,000,000 shares, which is Proposal 2 contained in the proxy materials, and “FOR” all of the nominees for director named under Proposal 4 contained in the proxy materials.

In the event that your proxy materials have been misplaced, we are enclosing for your use a duplicate Proxy Card and return envelope. You can access the Notice of Meeting and Proxy Statement, as well as our Annual Report on Form 10-K for the year ended December 31, 2010, at the “Investor Relations” section of our Internet website (www.ivaxdiagnostics.com) and at the Internet website of the Securities and Exchange Commission (www.sec.gov). You should read these materials carefully as they contain important information about us as well as more detailed information regarding the proposals to be acted upon at the Annual Meeting and the reasons our Board of Directors has recommended stockholder approval of those proposals.

We urge you to please complete, sign and return the enclosed Proxy Card (or follow the telephone and Internet voting instructions on your Proxy Card) today. Your vote is important regardless of how many shares you own. In the event that we receive two Proxy Cards from you, the one bearing the latest date will be counted, as it will automatically revoke all previously submitted Proxy Cards. If you hold your shares through a broker, bank or other nominee, then it is important that you give voting instructions to your broker, bank or other nominee by following the voting instructions that you receive from your broker, bank or other nominee.

If you have any questions or need assistance voting your shares, please call Georgeson Inc., our proxy solicitor for the Annual Meeting, toll-free at 1-866-297-1410.

We appreciate your time and consideration of these matters and your continued support of our Company.

Sincerely,

Kevin D. Clark,
President, Chief Executive Officer
and Chief Operating Officer